Exhibit 99.1
FOR IMMEDIATE RELEASE

Tesco Corporation Reports Q1 2014 Results

•Record Quarterly Tubular Services Revenue and Profitability
•New Top Drive Backlog Increased 24% Sequentially to $55 million

Houston, Texas-May 5, 2014 - Tesco Corporation (NASDAQ: TESCO) ("TESCO" or the "Company") today reported net income for the quarter ended March 31, 2014 was $3.0 million, or $0.07 per diluted share. Adjusted net income for the quarter ended March 31, 2014, was $8.4 million, or $0.21 per diluted share. Adjusted net income for the first quarter 2014 excludes the after-tax impact of foreign currency translation losses in Argentina, Venezuela and Russia, totaling $2.9 million, or $0.08 per diluted share, bad debt from two international customers totaling $1.6 million after-tax, or $0.04 per diluted share, and certain tax related charges in Latin America totaling $0.9 million, or $0.02 per diluted share. This compares to net income of $5.5 million and $8.8 million, or $0.14 and $0.22 per diluted share, for the fourth quarter of 2013 and for the comparable period in 2013, respectively. The first quarter of 2013 included an after-tax gain on sale of our Casing Drilling business of $0.9 million, or $0.02 per diluted share, and a reversal for tax penalties and interest in one jurisdiction of $1.6 million, or $0.04 per diluted share. Revenue was $121.4 million for the quarter ended March 31, 2014, compared to revenue of $136.9 million for the fourth quarter of 2013 and $127.1 million for the comparable period in 2013.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented, "Due mainly to a number of one off charges associated with our international operations, reported Q1 2014 bottom line results came in below our expectations. Adjusting for these items our EPS would have been $0.21 per share. As we expected, top drive shipments were lower in Q1 2014 due to the timing of shipments from backlog and we had lower top drive rental utilization in Mexico due to annual contract startup delays.

However, during the first quarter, there were several positive trends that give us greater optimism for the full year 2014 results. Tubular Services generated record quarterly revenues of $56.7 million, record adjusted operating income of $12.3 million, and record adjusted operating margin of 21.7%. With continued growth of our offshore work and improving activity levels in North America, we believe Tubular Services is on track to post another record year. In addition, we ended the quarter with a backlog of 45 units with the total potential value of $54.7 million, an increase of potential value of 24% over the prior quarter. With a backlog of 43 units with a total potential value of $51.9 million at present and the number of active quotations, we believe the expected new top drive shipments in 2014 could be near 2012 levels.

Our balance sheet and cash flow generation continued to be strong. Cash levels remained flat during a quarter that typically has higher cash outflows. This strength combined with improving profitability will allow us to make investments that drive growth along with returning cash to shareholders."

Tables to follow

TESCO CORPORATION
Summary of Results
(in millions, except per share information)

	Quarter 1		Quarter 4
	2014	2013	2013
Segment revenue	(Unaudited)		(Unaudited)
Top Drives
Sales	$25.3	$32.8	$34.6
Rental services	24.7	29.7	32.0
After-market sales and service	14.7	13.1	15.3
	64.7	75.6	81.9
Tubular Services
Automated	45.0	40.2	45.3
Conventional	11.7	10.9	9.7
	56.7	51.1	55.0

Casing Drilling	—	0.4	—
Consolidated revenue	$121.4	$127.1	$136.9

Segment operating income (loss):
Top Drives	$10.7	$15.0	$15.8
Tubular Services	10.9	7.4	8.6
Casing Drilling	(0.3)	1.8	0.1
Research and Engineering	(2.5)	(2.0)	(1.9)
Corporate and other	(9.7)	(10.5)	(10.4)
Consolidated operating income	$9.1	$11.7	$12.2
Net income	$3.0	$8.8	$5.5
Earnings per share (diluted)	$0.07	$0.22	$0.14
Adjusted EBITDA(a) (as defined)	$22.0	$23.2	$24.4
________________________

(a)	See explanation of Non-GAAP measure below

TESCO CORPORATION
Operating Metrics

	Quarter 1		Quarter 4
	2014	2013	2013
Number of Top Drive Sales:
New	19	22	24
Used or consignment	1	2	2
	20	24	26
End of period number of top drives in rental fleet	127	136	129
Rental operating days(a)	5,084	5,827	5,899
Average daily operating rate	$4,858	$5,103	$5,425

Tubular Services:
Number of automated jobs	1,008	956	1,014
________________________

(a)	Defined as a day that a unit in our rental fleet is under contract and operating; does not include stand-by days.

TESCO CORPORATION
Non-GAAP Measure - Adjusted EBITDA (1)
 (in millions)

	Quarter 1		Quarter 4
	2014	2013	2013
Net income under U.S. GAAP	$3.0	$8.8	$5.5
Income tax expense	2.1	3.8	3.6
Depreciation and amortization	9.7	10.0	10.1
Net interest expense	0.6	(0.5)	0.7
Stock compensation expense-non-cash	1.7	1.7	1.3
Severance charges	—	—	0.9
Bad debt from certain accounts	1.6	—	—
Foreign exchange losses	3.3	0.4	2.3
Gain on sale of Casing Drilling	0	(1.0))	—
Adjusted EBITDA	$22.0	$23.2	$24.4

(1)
Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, foreign exchange gains or losses, noted income or charges from certain accounts, non-cash stock compensation, non-cash impairments, depreciation and amortization, gains or losses from merger and acquisition transactions and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest), merger and acquisition transactions (primarily gains/losses on sale of a business), and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

•
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses Adjusted EBITDA:

•
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

 TESCO CORPORATION
Reconciliation of GAAP Net Income to Adjusted Net Income (2)
 (in millions. except earnings per share data)

	Quarter 1		Quarter 4
	2014	2013	2013
Net income under U.S. GAAP	$3.0	$8.8	$5.5
Severance charges	—	—	0.9
Certain foreign exchange losses	2.9	—	1.9
Bad debt on certain accounts	1.6	—	—
Certain tax-related charges	0.9	(1.6)	—
(Gain)/Loss on sale of Casing Drilling	—	(1.0)	—
Adjusted Net Income	$8.4	$6.2	$8.3

Earnings per share:
Net income under U.S. GAAP	$0.07	$0.22	$0.14
Severance charges	—	—	0.02
Certain foreign exchange losses	0.08	—	0.05
Bad debt on certain accounts	0.04	—	—
Certain tax-related charges	0.02	(0.04)	—
(Gain)/Loss on sale of Casing Drilling	—	(0.02)	—
Adjusted Net Income	$0.21	$0.16	$0.21

(2)
Adjusted net income is a non-GAAP measure comprised of net income attributable to Tesco excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

Q1 2014 Financial and Operating Highlights

Top Drives Segment

•	Revenue from the Top Drive segment for Q1 2014 was $64.7 million, a decrease from revenue of $81.9 million in Q4 2013. Revenue for Q1 2013 was $75.6 million.

•	Top Drive sales for Q1 2014 included 20 units (19 new and 1 used), compared to 26 units (24 new and 2 used) sold in Q4 2013 and 24 units sold in Q1 2013 (22 new and 2 used).

•	Operating days for the Top Drive rental fleet were 5,084 for Q1 2014 compared to 5,899 in Q4 2013 and 5,827 for Q1 2013.

•	Revenue from after-market sales and service for Q1 2014 was $14.7 million, a decrease of 4% from revenue of $15.3 million in Q4 2013. Revenue was $13.1 million in Q1 2013.

•
Operating income before adjustments in the Top Drive segment for Q1 2014 was $10.7 million, compared to $15.8 million in Q4 2013 and $15.0 million in Q1 2013.  Our Top Drive operating margins before adjustments were 17% in Q1 2014, a decrease from 19% in Q4 2013 and 20% in Q1 2013.  Excluding adjustments of $0.9 million, operating income was $11.6 million and operating margins were 18%.

•
At March 31, 2014, Top Drive backlog was 45 units, with a total potential value of $54.7 million, compared to 32 units at December 31, 2013, with a potential value of $44.2 million.  This compares to a backlog of 20 units at March 31, 2013, with a potential value of $28.9 million.  Today, our backlog stands at 43 units.

Tubular Services Segment

•
Revenue from the Tubular Services segment for Q1 2014 was $56.7 million, an increase from revenue of $55.0 million in Q4 2013.  Revenue was $51.1 million in Q1 2013.  Revenue increased from Q4 2013 levels due to increased demand internationally for our automated offerings.

•	We performed 1,008 automated casing running jobs in Q1 2014 compared to 1,014 in Q4 2013 and 956 in Q1 2013.

•
Operating income before adjustments in the Tubular Services segment for Q1 2014 was $10.9 million, compared to $8.6 million in Q4 2013 and $7.4 million in Q1 2013.  Our Tubular Services operating margins were 19% for Q1 2014, up from 16% in Q4 2013 and 15% in Q1 2013. Excluding adjustments of $1.4 million, operating income was $12.3 million and operating margins were 22%.

Other Segments and Expenses

•
Research and engineering costs for Q1 2014 were $2.5 million, compared to $1.9 million in Q4 2013 and $2.0 million in Q1 2013. We continue to invest in the development, commercialization, and enhancements of our proprietary technologies relating to our Top Drive and Tubular Services segments.

•	Corporate costs for Q1 2014 were $9.7 million, compared to $10.4 million for Q4 2013 and $10.5 million in Q1 2013.

•
Foreign exchange losses for Q1 2014 were $3.3 million, compared to $2.3 million in Q4 2013 and $0.4 million in Q1 2013. The foreign exchange losses increase is primarily driven by Latin American and Russian currency devaluations during Q1 2014. The most significant impact was from the Argentina peso devalued from approximately 6.4 to 8.0, resulting in a $2.0 million foreign exchange loss during Q1 2014.

•
Our effective tax rate for Q1 2014 was 41% compared to 39% in Q4 2013 and 30% in Q1 2013. Our effective tax rate, which is income tax expense as a percentage of pre-tax earnings, increased from Q4 2013 due to the fluctuating mix of pre-tax earnings in the various tax jurisdictions in which we operate around the world, the nondeductible nature of foreign exchange losses, and a $0.4 million increase to tax expense for audit adjustments in certain foreign jurisdiction.

•	Total capital expenditures were $8.0 million in Q1 2014, compared to $12.8 million in Q4 2013 and $8.7 million in Q1 2013.

Conference Call

The Company will conduct a conference call to discuss its results for the first quarter 2014 on May 5, 2014 at 8:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 941-9205 or International (480) 629-9771 approximately ten minutes prior to the scheduled start time of the call. The conference call and all questions and answers will be recorded and made available until May 19, 2014. To listen to the recording, call (800) 406-7325 or (303) 590-3030 and enter conference ID 4680975#. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call and the accompanying slides through the "Conference Calls" link in the Investor Relations section of the site.

TESCO Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Chris Boone (713) 359-7000
Tesco Corporation

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and through www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A - Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2013 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share information)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)	(Unaudited)
Revenue	$121.4	$127.1
Operating expenses
Cost of sales and services	95.9	102.1
Selling, general and administrative	13.9	12.8
(Gain) Loss on sale of Casing Drilling	—	(1.5)
Research and engineering	2.5	2.0
	112.3	115.4
Operating income	9.1	11.7
Interest expense, net	0.6	(0.5)
Other expense (income), net	3.4	(0.4)
Income before income taxes	5.1	12.6
Income taxes	2.1	3.8
Net income	$3.0	$8.8
Earnings per share:
Basic	$0.08	$0.23
Diluted	$0.07	$0.22
Weighted average number of shares:
Basic	39.7	38.9
Diluted	40.5	39.4

TESCO CORPORATION
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$97.2	$97.3
Accounts receivable, net	136.5	142.6
Inventories, net	106.9	97.4
Other current assets	46.8	44.1
Total current assets	387.4	381.4
Property, plant and equipment, net	202.4	204.9
Goodwill	32.7	32.7
Other assets	19.0	18.7
Total assets	$641.5	$637.7
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$0.1	$0.4
Accounts payable	50.9	45.6
Accrued and other current liabilities	50.7	59.1
Income taxes payable	5.0	5.9
Total current liabilities	106.7	111.0
Other liabilities	0.3	0.2
Long-term debt	—	—
Deferred income taxes	9.1	9.5
Shareholders' equity	525.4	517.0
Total liabilities and shareholders’ equity	$641.5	$637.7